Exhibit 10.13

FIRST AMENDMENT TO THE
AMENDED AND RESTATED
CENTURYLINK, INC.
BONUS LIFE INSURANCE PLAN
FOR EXECUTIVE OFFICERS

WHEREAS, the Amended and Restated CenturyTel, Inc. Bonus Life Insurance Plan (“Plan”) for Executive Officers was amended and restated effective January 1, 2008 by documents executed on April 3, 2008; and

WHEREAS, the Employer changed its name from CenturyTel, Inc. to CenturyLink, Inc. on May 20, 2010; and

WHEREAS, the Plan needs to be amended to change the name of the Employer effective May 20, 2010; and

WHEREAS, the Employer Provided Benefits under the Plan were defined as life insurance premium bonuses on life insurance policies owned by the executive officer or such officer’s assignee and Tax Gross-Up Bonuses; and

WHEREAS, in its Form 8-K, dated May 7, 2010, the Employer represented that its executive officers have agreed effective January 1, 2011 to waive any right to receive Tax Gross-Up Bonuses under the Plan; and

WHEREAS, the Plan needs to be amended to delete the payment of Tax Gross-Up Bonuses effective January 1, 2011; and

WHEREAS, under Section 6.1, the Employer reserved the right to amend and terminate the Plan.

NOW, THEREFORE, the Plan is amended as follows:

1.            Effective May 20, 2010, delete “CenturyTel, Inc.” and substitute “CenturyLink, Inc.” each place that it appears in the Plan.

2.            Effective January 1, 2011, amend the definition of “Employer Provided Benefits” to read as follows:

“Employer Provided Benefits means the Life Insurance Premium Bonuses.”

3.           Effective January 1, 2011, amend Article II to delete the definition of “Tax Gross-Up Bonuses.”

IN WITNESS WHEREOF, CenturyLink, Inc. has executed this First Amendment on this 24th day of August 2010.

CENTURYLINK, INC.

By:/s/ R. Stewart Ewing, Jr.
R. Stewart Ewing, Jr.,
Executive Vice-President and
Chief Financial Officer